ARTICLES OF INCORPORATION
                                       OF
                                    DIGICORP

     We, the undersigned natural persons of the age of twenty-one (21) years or more, acting as incorporators of a corporation under the Utah Business Corporation Act, adopt the following Articles of Incorporation for such corporation.

                                ARTICLE I - NAME

               The name of the corporation is:       DIGICORP


                              ARTICLE II- DURATION

               The duration of the corporation is perpetual.

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                             ARTICLE III - PURPOSES

     The  purposes  of the  corporation  shall be to  conduct  any or all lawful business for which corporation may be organized under the Utah Business Corporation Act as from time to time authorized by its Board of Directors, including the accumulation of investment capital and the acquisition of the assets and/or businesses of other corporations, partnerships, sole proprietorships or other forms of business entities; provided however, the corporation shall not:

     (1) engage in the banking business, the trust company business or the practice of any profession permitted to be incorporated under Utah laws;

     (2) engage primarily or hold itself out as being primarily engaged in the business of investing, reinvesting or trading in securities;

     (3) engage in the business of issuing face--amount certificates of the installment type, nor have any such certificate outstanding;

     (4) engage in or propose to engage in, the business of investing, reinvesting, owning, holding or trading in securities having a value exceeding forty (40) per centum of the value of the corporation's total assets (exclusive of Government securities and cash items) on an unconsolidated basis;

     (5) for compensation, engage in the business of advising others, either directly or through publications or writings, as to the value of securities or as to the advisability of investing in, purchasing, or selling securities; or

     (6) for compensation, and as a part of a regular business, issue or promulgate analyses or reports concerning securities. In pursuit of its purposes, the corporation shall have all the powers granted by law to corporations under the laws of the State of Utah and elsewhere as pertinent.

     The Corporation's purpose in the initial stages of its existence shall be for developing and marketing software programs.

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                               ARTICLE IV - STOCK

     The aggregate number of shares which this corporation shall have authority, to issue is 50,000,000 shares of Common Stock having a par value per share of $.00l (one--tenth of a cent). All stock of the corporation shall be of the same class, common, and shall have the same rights and preferences. Fully-paid stock of this corporation shall not be liable to any further call or assessment.

                              ARTICLE V - AMENDMENT

     These Articles of Incorporation may be amended by the affirmative vote of "a majority" of the shares entitled to vote on each such amendment.
                        ARTICLE VI- SHAREHOLDER'S RIGHTS

     The authorized and treasury stock of this corporation may be issued at such time, upon such terms and conditions and for such consideration as the Board of Directors shall determine. Shareholders shall not have preemptive rights to acquire unissued shares of the stock of this corporation.
                          ARTICLE VII - CAPITALIZATION

     This corporation will not commence business until consideration of a value of at least $1,000 has been received for the issuance of said shares.

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                     ARTICLE VIII - INITIAL OFFICE AND AGENT

     The address of this corporation's initial registered office and the name of its initial registered agent at such address is;
                Name of Agent                  Address of Registered Office
                Michael D. Rossetti            11051 South 15.55 East
                                               Sandy, Utah 84092

                             ARTICLE IX - DIRECTORS

     The directors are hereby given the authority to do any act on behalf of the corporation by law and in each instance where the Business Corporation Act provides that the directors may act in certain instances where the Articles of Incorporation authorize such action by the directors, the directors are hereby given authority to act in such instances without specifically enumerating each potential action or instance herein.

     The directors are specifically given the authority to mortgage or pledge any or all assets of the business without stockholder's approval.

     The number of directors constituting the initial Board of Directors of this Corporation is five. The names and addresses of persons who are to serve as Directors until the first annual meeting of stockholder's or until their successors are elected and qualified, are:

                    Name                            Address
                    ----                            -------
                John B. Ha]].                  11541 Jordan Point Drive
                                               Sandy, Utah 84092

                Don J. Colton                  1675 East 11245 South
                                               Sandy, Utah 84070

                Glenn W. Stewart               5116 Cottonwood Lane
                                               Salt Lake City, Utah 84117

                Michael D. Rossetti            11051 South 1555 East
                                               Sandy, Utah 84092

                Norman W. Sammis               970 North 680 West
                                               Orem, Utah 84057
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                            ARTICLE X - INCORPORATORS

               The name and address of each incorporator is:

                    Name                            Address
                Don J. Colton                  1675 East 11245 South
                                               Sandy, Utah 84070

                Gregg B. Colton                2640 Wellington Street
                                               Salt Lake City, Utah 84106

                Michael D. Rosetti             11051 South 1555 East
                                               Sandy, Utah 84092

                                   ARTICLE XI

            COMMON DIRECTORS - TRANSACTIONS BETWEEN CORPORATIONS
            ----------------   ---------------------------------

     No contract or other transactions between this corporation and any one or more of its directors or any other corporation, firm, association, or entity in which one or more of its directors or officars are financially interested, shall be either void or voidable because of such relationship or interest, or because such director or directors are present at the meeting of the Board of Directors, or a committee thereof, which authorizes, approves, or ratifies such contract or transaction, or because his or their votes are counted for such purpose if: (a) the fact of such relationship or interest is disclosed or known to the Board of Directors or committee which authorizes, approves, or ratifies the contract or transaction by vote or consent sufficient for the purpose without counting the votes or consents of such interested direrctor; or (b) the fact of such relationship or interest is disclosed or known to the stockholders entitled to vote and they authorize, approve, or ratify such contract or transaction by vote or written consent, or (c) the contract or transaction is fair and reasonable to the corporation.

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     Common or interested  directors may be counted in determining  the presence of a quorum at a meeting of the Board of Directors or committee thereof which authorized, approves, or ratifies such contract or transaction.


                              ARTICLE XII - BY-LAWS

     By--Laws of this corporation shall be adopted by its Board of Directors, which shall also have the power to alter, amend or repeal the By--Laws or to adopt new By--Laws; subject, however, to the power of the shareholders to alter, repeal or adopt new By--Laws for the corporation.

                       ARTICLE XIII- NO CUMULATIVE VOTING .

     At any election for directors, no shareholder shall have the right to cumulate his votes by giving one candidate as many votes a~ the number, of directors to be elected, and for whose election he has a right to vote, multiplied by the number of his shares, nor shall any shareholder have the right to cumulate his votes by distributing such votes on the same principle among any number of such candidates.

     Under penalties of perjury, we declare that these Articles of Incorporation have been examined by us and are, to the best of our knowledge and belief, true, correct and complete.

        DATED this 19th day of July, 1983.



        /s/ Don J. Colton__________
-----------------------------------
     Incorporator

       /s/ Gregg B. Colton________
     Incorporator

      /s/ Michael D. Rossetti______
     Incorporator